UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 10, 2013

VIVUS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33389	94-3136179
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

351 EAST EVELYN AVENUE

MOUNTAIN VIEW, CA 94041

(Address of principal executive offices, including zip code)

(650) 934-5200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

License and Commercialization Agreement and Commercial Supply Agreement

On October 10, 2013, VIVUS, Inc., or VIVUS or the Company, entered into a license and commercialization agreement, or the License Agreement, and a commercial supply agreement, or the Supply Agreement, with Auxilium Pharmaceuticals, Inc., or Auxilium.

Under the terms of the License Agreement, Auxilium received an exclusive license to commercialize and promote VIVUS’s drug STENDRA™ (avanafil) for the treatment of erectile dysfunction in the United States and Canada and their respective territories, or the Territory.  Additionally, following the completion of certain events, VIVUS has agreed to transfer to Auxilium ownership of the product marketing authorization for STENDRA for the treatment of erectile dysfunction, which was granted by the U.S. Food and Drug Administration, or the FDA, in April 2012.  Each party agreed not to develop, commercialize, or in-license any other product that operates as a PDE-5 inhibitor for the treatment of erectile dysfunction in the Territory for a limited time period, subject to certain exceptions.  A PDE-5 inhibitor means any product that operates as a phosphodiesterase type-5 inhibitor.

VIVUS will receive an upfront license fee of $30 million, various milestone payments, plus royalty payments on STENDRA sales.  VIVUS is eligible to receive a regulatory milestone payment of $15 million upon approval by the FDA of a specific time of onset claim for STENDRA in the Territory.  In addition, VIVUS is eligible to receive up to an aggregate of $255 million in potential milestone payments based on certain net sales targets by Auxilium.  Further, VIVUS will receive royalty payments based on tiered percentages of the aggregate annual net sales of STENDRA in the Territory on a quarterly basis.  The percentage of Auxilium’s aggregate annual net sales to be paid to VIVUS increases in accordance with the achievement of specific thresholds of aggregate annual net sales of STENDRA in the Territory.  If Auxilium’s net sales of STENDRA in a country are reduced by certain amounts following the entry of a generic product to the market, royalty payments will be reduced by certain percentages based on such reductions.  Auxilium will also reimburse VIVUS for payments made to cover various obligations to Mitsubishi Tanabe Pharmaceutical Corporation during the term of the License Agreement.

Auxilium will receive an exclusive license, with a right to sublicense, subject to certain limitations, under certain of VIVUS’s trademarks, including STENDRA, to market, sell and distribute STENDRA for the treatment of erectile dysfunction in the Territory.  In addition, Auxilium will receive an exclusive license, with a right to sublicense, subject to certain limitations, under certain of VIVUS’s patents and know-how (i) to use, distribute, import, promote, market, sell, offer for sale and otherwise commercialize STENDRA for the treatment of erectile dysfunction in the Territory, (ii) to make and have made STENDRA anywhere in the world, with certain exceptions, where STENDRA is solely for use or sale for the treatment of erectile dysfunction in the Territory, and (iii) to conduct certain development activities on STENDRA for the treatment of erectile dysfunction in support of obtaining regulatory approval in the Territory.

Auxilium will obtain STENDRA exclusively from VIVUS for a mutually agreed term pursuant to the Supply Agreement, as further described below.  Auxilium may elect to transfer the control of the supply chain for STENDRA for the Territory to itself or its designee by assigning to Auxilium VIVUS’s agreements with the contract manufacturer, which is referred to below as the Supply Chain Transfer.

At VIVUS’s sole cost and expense, VIVUS shall be responsible for preparing and filing with the FDA the appropriate documents to obtain a label expansion for STENDRA referencing a specific time of onset claim.  VIVUS shall use commercially reasonable efforts to obtain approval of such label expansion filing.  Further, VIVUS shall be responsible for conducting any post-regulatory studies of STENDRA that are required by the FDA in the Territory.  Such costs will be split equally between the parties up to a specified amount and then once the specified amount is reached VIVUS shall be solely responsible for the remainder of the costs.

The License Agreement will terminate on a country-by-country basis upon the later to occur of the following: (a) ten (10) years after the STENDRA product launch in such country; or (b) the expiration of the last to expire patents within the VIVUS patents covering STENDRA in such country.  In addition, Auxilium may terminate the License Agreement (i) for any reason following the one (1) year anniversary of the STENDRA launch in the U.S upon one hundred eighty (180) days written notice, and (ii) upon the entry of a generic avanafil product into the market upon thirty (30) days written notice.  VIVUS may terminate the License Agreement (i) immediately upon written notice to Auxilium if Auxilium is excluded from participation in the U.S. federal healthcare programs and fails to cure such exclusion within one hundred twenty (120) days, and (ii) if Auxilium challenges the VIVUS patents covering STENDRA upon written notice to Auxilium.  Either party may terminate the License Agreement for the other party’s uncured material breach or bankruptcy.

Under the terms of the Supply Agreement, VIVUS will supply Auxilium with STENDRA drug product until December 31, 2018 at the latest.  For 2015 and each subsequent year during the term of the Supply Agreement, if Auxilium fails to purchase an agreed minimum purchase amount of STENDRA from VIVUS, it will reimburse VIVUS for the shortfall as it relates to VIVUS’s out of pocket costs to acquire certain raw materials needed to manufacture STENDRA.  Either party may terminate the Supply Agreement for the other party’s uncured material breach or bankruptcy, or upon the termination of the License Agreement.  The Supply Agreement will automatically terminate upon completion of the Supply Chain Transfer, as described above.

Item 7.01.  Regulation FD Disclosure.

In a press release issued on October 11, 2013, the Company announced its entry into the License Agreement and the Supply Agreement.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Form 8-K and the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, or incorporated by reference into any of the Registrant’s filings under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

99.1                        Press Release issued by VIVUS, Inc. dated October 11, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VIVUS, Inc.

Date: October 11, 2013	By:	/s/ John L. Slebir
John L. Slebir
Vice President, Business Development and General Counsel

EXHIBIT INDEX

Number	Description

99.1	Press Release issued by VIVUS, Inc. dated October 11, 2013.